Exhibit 99.1
Contact: Michael Bermish
Investor Relations Officer
(803) 835-2238
FOR IMMEDIATE RELEASE
WELLMAN, INC. FILES CHAPTER 11 PETITIONS TO
FACILITATE ITS SALES PROCESS
Receives Commitment for up to $225 Million in Debtor-in-Possession Financing
Expects Normal Operations to Continue
Fort Mill, SC., February 22, 2008 — Wellman, Inc. ([OTC]: WMAN.OB) today announced that it and certain of its subsidiaries filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code for the Southern District of New York. The Company intends to work with its constituencies to maximize the value generation for all of its stakeholders.
Thomas Duff, Wellman’s Chairman and Chief Executive Officer stated, “Although the Company has taken numerous steps to reduce its debt and strengthen its balance sheet through the disposition of certain businesses, headcount reductions and other cost reductions, these actions were not sufficient to offset the deterioration in business conditions and the cost of our substantial debt obligations. Filing for Chapter 11 allows us to continue operating our business without interruption while continuing to pursue our previously announced strategic alternative process.”
In conjunction with the filing, the Company has received a commitment from its existing Revolving Credit Facility lenders for up to $225 million in debtor-in-possession (DIP) financing. Upon Court approval, the DIP financing, combined with cash from operations, will be used to fund post-petition operating expenses, including employee and supplier obligations.
Mr. Duff added, “I would like to thank our customers and vendors for their continued support during this process. We also appreciate the ongoing loyalty and support of our employees, whose dedication and hard work are critical to our success and to the future of the Company. Our management team is committed to making this reorganization successful and leading Wellman toward a bright future.”
For access to Court documents and other general information about the Chapter 11 case, please visit www.kccllc.net/wellman.

Wellman, Inc. manufactures and markets high-quality polyester products, including PermaClear® brand PET (polyethylene terephthalate) packaging resins and Fortrel® brand polyester fibers.
Forward-Looking Statements
Statements contained in this release that are not historical facts, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date hereof based upon current expectations, and we undertake no obligation to update this information. These forward-looking statements involve certain risks and uncertainties, including, but not limited to: reduced raw material margins; availability and cost of raw materials; reduced sales volumes; increase in costs; volumes of textile imports; prices and volumes of polyester staple fiber and PET resin imports; the actions of our competitors; the financial condition of our customers; availability of financing, changes in financial markets, interest rates, credit ratings, changes in tax risks; inability to execute our strategy; environmental risks and foreign currency exchange rates; natural disasters, regulatory changes; U.S., European, Asian and global economic conditions; work stoppages; levels of production capacity and profitable operations of assets; prices of competing products; acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K for the year ended December 31, 2006.